Exhibit 99.7

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE*

EBITDA is a measure used to measure operating performance, defined as income before interest, income taxes and non-controlling interest plus depreciation and amortization. Orbital believes the inclusion of EBITDA is appropriate to provide additional information to investors about certain material non-cash items and combined company EBITDA during the period.

($M)	ATK A&D Trailing Twelve Months Ended 12/31/2013 (unaudited)	Orbital As Reported Year ended 12/31/2013	Estimated Purchase Accounting Adjustments Year ended 12/31/2013 (unaudited)	Combined Orbital ATK Year ended 12/31/2013 (unaudited)
EBIT	$356	$114	$(35)	$470
Addback: Depreciation &
Amortization	74	41	35	115
EBITDA	430	155	—	585

*Supplement to April 29, 2014 Investor Presentation and Press Release